                                                                EXHIBIT 3.1

                             ARTICLES OF AMENDMENT

                               AND RESTATEMENT TO

                           ARTICLES OF INCORPORATION

                                       OF

                                 DAN RIVER INC.


     Dan River Inc., a corporation organized and existing under the laws of the State of Georgia, hereby certifies as follows:

     1.  The name of the corporation is Dan River Inc. (the "Corporation").

     2. Pursuant to Section 14-2-1007 of the Georgia Business Corporation Code, these Articles of Amendment and Restatement to Articles of Incorporation amend and restate the Articles of Incorporation, as amended, of the Corporation (the "Articles of Amendment and Restatement"). These Articles of Amendment and Restatement were duly adopted by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code on October 29, 1997.

     3. Upon the filing in the office of the Secretary of State of the State of Georgia of these Articles of Amendment and Restatement, (i) each share of Class A Common Stock, par value $.01 per share, of the Corporation (the "Old Voting
                                                                   ----------
Stock") outstanding immediately prior to such filing of these Articles of
-----
Amendment and Restatement is hereby automatically reclassified and exchanged without any action on the part of the shareholders of the Corporation so that each share of Old Voting Stock becomes 17.5 shares of Class A Common

Stock, par value $.01 per share, of the Corporation and (ii) each share of Class B Common Stock, par value $.01 per share, of the Corporation (the "Old Nonvoting
                                                                   -------------
Stock") outstanding immediately prior to such filing of these Articles of
------
Amendment and Restatement is hereby automatically reclassified and exchanged without any action on the part of the shareholders of the Corporation so that each share of Old Nonvoting Stock becomes 17.5 shares of new Class C Common Stock, par value $.01 per share, of the Corporation

     4. The Articles of Incorporation of the Corporation as heretofore amended or supplemented are hereby restated and further amended to read in their entirety as follows:

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                 DAN RIVER INC.


                                   ARTICLE I
                                   ---------
                                      NAME

     The name of the Corporation is Dan River Inc.


                                   ARTICLE II
                                   ----------
                                AUTHORIZED STOCK

     (a) Authorized Classes and Numbers of Shares.  The total number of shares
         ----------------------------------------
of all classes of stock that the Corporation is authorized to issue is 265,000,000 shares, consisting of 175,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common"), 35,000,000 shares of Class B Common
                           --------------
Stock, par value $.01 per share ("Class B Common"), 5,000,000 shares of Class C
                                  --------------
Common Stock, par value $.01 per share ("Class C Common") and 50,000,000 shares
                                         --------------
of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The Class
                                                   ---------------
A Common, the Class B Common and Class C Common are referred to herein collectively as the "Common Stock." Notwithstanding the foregoing, with respect
                     ------------
to the Class B Common, after the filing of these Amended and Restated Articles of Incorporation (the "Effective Time"), the Corporation is only authorized to
                       --------------
issue shares of Class B Common (i) in exchange for certain shares of Class A Common (which exchange shall be on a share-for-share basis) beneficially owned by Joseph L. Lanier, Jr., Richard L. Williams, Barry F. Shea, J.C. Bradford f/b/o Barry F. Shea, Ann M. Jackson, Joseph L. Lanier, III, Mrs. Ann M. Lanier and Suzanne S. Williams (collectively, the "Senior Management Group") upon the
                                            -----------------------
effectiveness of these Amended and Restated Articles of Incorporation, provided such exchange is consummated on or prior to consummation of the public offering of Class A Common contemplated by the Registration Statement on Form S-1 of the Corporation (File No.333-36479) filed by the Corporation under the Securities Act of 1933 (the "Offering") or (ii) in connection with a dividend or other
                  --------
distribution in respect of outstanding shares of Class B Common or in connection with a subdivision of the outstanding shares of Class B Common.

     (b) Common Stock.  The following is a statement of the designations and the
         ------------
powers, preferences and rights in respect of the Common Stock.

         (1) Identical Rights.  Except as expressly provided in this Article II
             ----------------
     and as otherwise required by law, all shares of Class A Common, Class B Common and Class C Common shall rank equally, share ratably and be identical in all respects as to all matters and shall entitle the respective holders thereof to the same rights and privileges.

         (2) Dividends.  Subject to the provisions of applicable law and the
             ---------
     rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation; provided, however, that, with respect to any dividend or other
                  --------  -------
     distribution of cash, property or securities on any class of Common Stock, holders of shares of Class A Common, Class B Common and Class C Common shall be entitled to share ratably in such dividends in proportion to the number of shares of Common Stock held by them; provided, further, however,
                                                    --------  -------  -------
     with respect to any dividends or other distributions payable in shares of Common Stock (including any stock splits or subdivisions of stock payable in shares of Common Stock), such dividends or other distributions shall be at the same rate per share of Common Stock, provided that, in payment of such dividend or other distribution, holders of Class A Common shall receive shares of Class A Common, holders of Class B Common shall receive shares of Class B Common and holders of Class C Common shall receive shares of Class C Common. If the Corporation shall in any manner subdivide or combine the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined so the numbers of outstanding shares of each class of Common Stock bear the same ratio to one another as before such subdivision or combination.

         (3) Voting Rights.  Except as otherwise provided by law and these
             -------------
     Amended and Restated Articles of Incorporation, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of outstanding shares of Class A Common and Class B Common shall vote together as a single voting group. With respect to all such matters upon which shareholders are entitled to vote or give consent, each holder of Class A Common shall be entitled to one (1) vote (in person or by proxy) for each share of Class A Common held by such holder on the record date for the determination of shareholders entitled to vote, each holder of Class B Common shall be entitled to four and thirty-nine hundredths (4.39) votes (in person or by proxy) for each share of Class B Common held by such holder on the record date for the determination of shareholders entitled to vote and holders of Class C Common shall not be entitled to vote or give consent with respect to any matter upon which shareholders are entitled to vote. Notwithstanding the foregoing or any other provision of these Amended and Restated Articles of Incorporation, in addition to the other voting rights set forth in this paragraph (b)(3), holders of outstanding shares of Class A Common shall be entitled to vote or give consent as a single voting group on (i) any proposed amendment to these Amended and Restated Articles of Incorporation, which amendment would amend the powers, preferences, rights or limitations of the Class B Common other than any amendment to any provision of paragraph (b)(4) of this Article II except the definitions therein of Permitted Transferee, Offeree or Transfer and
     (ii) any such proposed amendment of the last sentence of paragraph (a) of this Article II; provided, however, that with respect to any such vote or
                      --------  -------
     consent, each holder of Class B Common shall be entitled to vote with such holders of Class A Common and shall be entitled to one (1) vote for each share of Class A Common that would be issuable to such holder upon conversion under this Article II of each share of Class B Common held by such holder on the record date for the determination of shareholders entitled to vote.

         Notwithstanding the foregoing or any other provision of these Amended and Restated Articles of Incorporation, holders of outstanding shares of Class C Common shall be entitled to vote or give consent as a single voting group on (i) any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization of the Corporation, in which shares of Class C Common would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for shares of Class A Common or would otherwise be treated differently from shares of Class A Common in connection with such transaction, (ii) any amendment of the voting rights of the Class C Common set forth in this paragraph (b)(3),
     (iii) any amendment of the conversion rights of the Class C Common set forth in paragraphs (b)(5) or (b)(6) and (iv) any amendment to this Article II that would result in treating the Class A Common differently than the Class A Common; provided, however, that the second paragraph of this
                     --------  -------
     paragraph (b)(3) shall terminate and be of no further force or effect upon consummation of the Offering provided that all outstanding shares of Class C Common are automatically converted into shares of Class A Common upon consummation of the Offering pursuant to paragraph (b)(6).

         (4) Restrictions on Transfer; First Offer Rights.  No shares of Class B
             --------------------------------------------
     Common may be sold, assigned, pledged, transferred, given or otherwise disposed of (a "Transfer"), or converted into shares of Class A Common in
                     --------
     accordance with paragraph (b)(5), except (i) with respect to a Transfer, for any Transfer by a holder of Class B Common or Permitted Transferee (as hereinafter defined) of such holder to a Permitted Transferee of such holder or (ii) with respect to a Transfer or a conversion, as the case may be, as expressly permitted by this Article II after complying with the First Offer Rights (as hereinafter defined) set forth in this paragraph
     (b)(4). For purposes of these Amended and Restated Articles of Incorporation, a "Permitted Transferee" of a holder of Class B Common shall
                       --------------------
     include only the following:

              (i) any other holder of Class B Common;

              (ii) the spouse or surviving spouse and natural and adopted children of such holder of Class B Common, provided such holder was a member of the Senior Management Group immediately prior to the Effective Time;

              (iii) any trust existing solely for the benefit of any person who would be a Permitted Transferee of such holder under clause (ii) with respect to the shares to be Transferred (for purposes of this clause
         (iii) a trust shall cease to be a Permitted Transferee pursuant to this clause (iii) as of the time any other person (other than a person specified in clause (ii)) has the current right to receive the income from or the principal of such trust);

              (iv) upon the death of such holder that was a member of the Senior Management Group immediately prior to the Effective Time, such holder's estate or any executor, administrator, conservator or other legal representative of such holder; and

              (v) any corporation, partnership, business trust or similar entity all of the outstanding equity interests of which are owned and all of the outstanding voting power of which is controlled, directly or indirectly, by such holder of Class B Common that was a member of the Senior Management Group immediately prior to the Effective Time and/or any person who would be a Permitted Transferee under clause (ii) of such holder.

         Prior to any proposed Transfer of shares of Class B Common other than to a Permitted Transferee of the holder thereof, the holder thereof shall give written notice (a "Transfer Notice") to the Corporation (at its
                             ---------------
     principal executive offices, Attention: Corporate Secretary, which shall be effective when actually received by the Corporation at such address) setting forth (i) the total number of shares of Class B Common proposed to be Transferred (the "Transfer Shares") and (ii) the identity of the
                          ----------------
     proposed transferee. Prior to any proposed optional conversion of shares of Class B Common pursuant to paragraph (b)(5), the holder thereof shall deliver a Conversion Notice (as hereinafter defined) to the Corporation. A Transfer Notice or a Conversion Notice, as the case may be, shall constitute an offer to sell to the members of the Senior Management Group (individually, an "Offeree" and collectively, the "Offerees") up to all of
                        -------                         --------
     the Transfer Shares or Conversion Shares (as hereinafter defined), and to the extent said offer is not accepted by the Offerees as to all of the Transfer Shares or Conversion Shares, to sell up to all of the remaining Transfer Shares or Conversion Shares to the Corporation, in each case at a price per share equal to the Current Market Price (as hereinafter defined) (the "First Offer Rights").
           ------------------

         Upon receipt of a Transfer Notice or a Conversion Notice, the Corporation shall give written notice (a "First Offer Notice") by the close
                                               ------------------
     of business on the next business day after the day on which it receives a Transfer Notice or a Conversion

     Notice to each Offeree at such person's office address at the Corporation (which written notice may be by facsimile transmission) setting forth (i) the total number of Transfer Shares or Conversion Shares, as the case may be (in either case, the "First Offer Shares"), subject to their First Offer
                              ------------------
     Rights, (ii) such Offeree's pro rata portion of the First Offer Shares (which shall be an amount equal to the result obtained by multiplying the aggregate number of First Offer Shares by a fraction, the numerator of which shall be equal to the number of shares of Common Stock beneficially owned by such Offeree (on a fully diluted basis including all shares of Common Stock subject to stock options beneficially owned by such Offeree) and the denominator of which shall be equal to the number of shares of Common Stock beneficially owned by all Offerees (on a fully diluted basis including all shares all Common Stock subject to stock options beneficially owned on by all of the Offerees), which amount may be rounded by the Corporation in an equitable manner to result in a number of whole shares), and (iii) the date (and time) on which the closing, if any, of the purchase and sale of any First Offer Shares shall occur, which date shall be the seventh business day after the date on which the Corporation received the Transfer Notice or the Conversion Notice, as the case may be. Upon receipt of a First Offer Notice, each Offeree wishing to purchase First Offer Shares shall give written notice to the Corporation (at its principal executive offices, Attention: Corporate Secretary) (the "Election Notice")
                                                              ---------------
     by the close of business on the third business day after the date of the First Offer Notice to the Offerees setting forth the maximum number of First Offer Shares such Offeree agrees to purchase (which number may be greater or less than such Offeree's pro rata portion of the First Offer Shares as set forth in the First Offer Notice) (the "Maximum Number").
                                                          --------------

         Pursuant to its First Offer Rights, each Offeree shall have the right to purchase its pro rata portion of the First Offer Shares; provided that if any Offeree does not elect to purchase its full pro rata portion of the First Offer Shares, then each other Offeree electing to purchase First Offer Shares shall have the right to purchase up to a number of such remaining First Offer Shares equal to such Offeree's pro rata portion of the remaining First Offer Shares (which shall be an amount equal to the result obtained by multiplying the aggregate remaining number of First Offer Shares by a fraction, the numerator of which shall be equal to the number of shares of Common Stock beneficially owned by such Offeree (on a fully diluted basis including all shares of Common Stock subject to stock options beneficially owned by such Offeree) and the denominator of which shall be equal to the number of shares of Common Stock beneficially owned by such other Offerees (on a fully diluted basis including all shares all Common Stock subject to stock options beneficially owned on by such other Offerees), which amount may be rounded by the Corporation in an equitable manner to result in a number of whole shares) (which process of allocating First Offer Shares among Offerees electing to purchase such shares shall be repeated until up to all of the First Offer Shares that Offerees wish to purchase have been so allocated).

         To the extent the Offerees do not elect to purchase all of the First Offer Shares, then pursuant to its First Offer Rights, the Corporation shall have the right, to the extent it is permitted to do so under the Georgia Business Corporation Code, to repurchase all or any portion of the remaining First Offer Shares.

         The Corporation shall give written notice to each Offeree that has elected to purchase First Offer Shares and to the seller of such shares by the close of business on the fifth business day after the day on which it receives a Transfer Notice or Conversion Notice, as the case may be, setting forth (i) the aggregate number of First Offer Shares to be purchased by each such Offeree, which shall not in any case, with respect to any Offeree, exceed the Maximum Number specified by such Offeree in its Election Notice, (ii) the aggregate number of First Offer Shares, if any, to be purchased by the Corporation, and (iii) the Current Market Price at which each such share shall be purchased by such Offeree or the Corporation, as the case may be.

         To the extent any Offeree and/or the Corporation elects to purchase First Offer Shares in accordance with the exercise of its First Offer Rights, the closing of the purchase and sale of such First Offer Shares shall occur at the principal executive offices of the Corporation at the time and on the date specified in the First Offer Notice. Each Offeree and/or the Corporation purchasing First Offer Shares shall deliver to the seller of such First Offer Shares a certified or official bank check (or, if acceptable to such seller, a personal check or a check issued by the Corporation) in an amount equal to the number of First Offer Shares being purchased multiplied by the Current Market Price, and the seller shall deliver to such Offeree and/or the Corporation a certificate or certificates representing the First Offer Shares being purchased, duly endorsed in blank for transfer or with duly executed stock powers attached, together with such other documents as may be necessary or appropriate to effectuate the Transfer of such First Offer Shares to such Offeree. To the extent First Offer Rights are not exercised with respect to any portion of the First Offer Shares in accordance with this paragraph (b)(4), if such shares are Transfer Shares, the holder thereof may Transfer such shares provided such Transfer is made in strict accordance with the Transfer Notice and is consummated within 20 days after the date of the Transfer Notice (after which time such shares will again be subject to the First Offer Rights) and, if such shares are Conversion Shares, the Corporation shall promptly effect the conversion of such shares in accordance with paragraph (b)(5) of this Article II.

         For purposes of this Article II, "Current Market Price" shall mean
                                           --------------------
     (i) if the Class A Common is not publicly traded, the fair market value of a share of Class B Common, or (ii) if the Class A Common is publicly traded, the "average sales price." The "average sales price" shall mean the weighted average of the sales prices (or, if such weighted average is not available or determinable, then the average of the high and low sales prices) on the day the Corporation receives a Transfer Notice or a

     Conversion Notice, as the case may be (provided that if no sales occur on any such day, then the average of the last bid and asked prices reported on such day) of a share of Class A Common as reported by the New York Stock Exchange or, if the Class A Common is not listed on the New York Stock Exchange, by any other national securities exchange or quotation system on which the shares of Class A Common are listed or admitted to trading.

         Any attempted Transfer of Class B Common in violation of the provisions of this paragraph (b)(4) shall be void, and the purported transferee of such shares of Class B Common shall have no rights as a shareholder with respect to such shares and the Corporation can compel the purported transferor to comply with the First Offer Rights set forth herein, and the shares shall not be automatically converted under paragraph (b)(6) of this
     Article II until the purported transferor complies with the First Offer Rights.

         Notwithstanding anything to the contrary set forth in this paragraph
     (b)(4), any holder of Class B Common may pledge such holder's shares of Class B Common to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be Transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of a proposed conversion or foreclosure or other similar action (including, without limitation, any attempt to exercise voting rights) by the pledgee (other than an acquisition of title to the shares by a pledgee that is a Permitted Transferee), such pledgee must give written notice to the Corporation of such proposed action, which notice will be deemed a Transfer Notice pursuant to this paragraph (b)(4) and such shares will be subject to the First Offer Rights set forth in this paragraph (b)(4). If First Offer Rights are not exercised with respect to the shares of Class B Common as to which such action has been proposed, the pledgee may exercise its conversion or foreclosure or other similar rights and such pledged shares of Class B Common shall convert automatically, without any act or further action on the part of the Corporation or any other person, into shares of Class A Common as provided in paragraph (b)(6); provided, however, that if
                                                     --------  -------
     within five business days after a foreclosure or similar action such converted shares are returned to the pledgor, such shares shall convert automatically, without any further action on the part of the Corporation or any other person, into shares of Class B Common.

         (5) Optional Conversion Rights.  Subject to the terms of this Article
             --------------------------
     II and the First Offer Rights, any holder of Class B Common shall have the right, at its option at any time, to convert each share of Class B Common into one share of Class A Common. The rights of conversion herein provided shall be exercised by any holder of Class B Common by giving written notice (a "Conversion Notice") to the Corporation (at its principal executive
         ------------------
     offices, Attention: Corporate Secretary) that such holder elects to convert a stated number of shares of Class B Common (the "Conversion
                                                       ----------

     Shares") and by surrender of a certificate or certificates for the shares
     ------
     to be so converted to the Corporation at its principal executive offices (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class B Common) at any time during the usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class A Common shall be issued in accordance with paragraph (b)(7) of this Article II.

         Subject to the terms of this Article II, any holder of Class C Common shall have the right, at its option at any time, to convert each share of Class C Common into one share of Class A Common; provided, however, that no
                                                      --------  -------
     holder of Class C Common shall be entitled to convert any shares of Class C Common to the extent that, as the result of such conversion, such holder or its affiliates would directly or indirectly own, control or have the power to vote or dispose of a greater quantity of securities of any class issued by the Corporation than such holder and its affiliates are permitted to own, control or have power to vote or dispose of under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates. The rights of conversion herein provided shall be exercised by any holder of Class C Common by giving written notice (a "Class C Conversion Notice") to the Corporation
                               -------------------------
     (at its principal executive offices, Attention: Corporate Secretary) that such holder elects to convert a stated number of shares of Class C Common and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal executive offices (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Class C Common) at any time during the usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class A Common shall be issued in accordance with paragraph (b)(7) of this Article II.

         The conversion ratios set forth in this paragraph (b)(5) and in paragraph (b)(6) shall be equitably adjusted by the Board of Directors of the Corporation if necessary to reflect the effect of any recapitalization, subdivision or combination of any outstanding Class A Common, Class B Common or Class C Common.

         (6) Automatic Conversion.  Each share of Class B Common shall
             --------------------
     automatically convert, without any act or further action on the part of the Corporation or any other person, into one share of Class A Common (i) on the last day of any month on which the aggregate issued and outstanding shares of Class B Common constitute less than 7% of the aggregate issued and outstanding shares of Common Stock (treating for the purposes of such calculation each issued and outstanding share of Class B Common and Class C Common (if any) as one issued and outstanding share of Class A Common),
     (ii) upon the Transfer of such share of Class B Common to any party other than a Permitted Transferee or an Offeree in accordance with paragraph
     (b)(4), (iii) on the
     date on which any Permitted Transferee that beneficially owns such share of Class B Common ceases to be a Permitted Transferee as defined herein or
     (iv) as provided in clause (iii) of the definition of Permitted Transferee in paragraph (b)(4).

         Each share of Class C Common held by any holder of Class C Common shall automatically convert, without any act or further action on the part of the Corporation or any other person, into one share of Class A Common immediately prior to consummation of the Offering provided that, after giving effect to the issuance and sale of the shares of Class A Common in connection with such public offering, the holder of such share or shares of Class C Common, upon such automatic conversion of such share or shares of Class C Common into shares of Class A Common, would not beneficially own greater than 4.9% of the aggregate issued and outstanding shares of Class A Common.

         (7) Issuance of Certificates Upon Conversion.  After (i) the receipt of
             ----------------------------------------
     a Conversion Notice or a Class C Conversion Notice pursuant to paragraph
     (b)(5) of this Article II or the occurrence of an event giving rise to automatic conversion pursuant to paragraph (b)(6) of this Article II, (ii) compliance with the First Offer Rights if applicable and (iii) surrender of the certificate or certificates for the shares of Class B Common or Class C Common being converted together with any necessary transfer tax stamps or funds therefor, the Corporation shall issue and deliver, or cause to be issued and delivered, to such holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent the event giving rise to such conversion shall involve a Transfer, a certificate or certificates for the number of whole shares of Class A Common issuable upon the conversion of such shares of Class B Common or Class C Common, as the case may be. To the extent permitted by law, other than as set forth in paragraph (b)(6) of this Article II, such conversion shall be deemed to have been effected as of the close of business on the date on which the conditions set forth in clauses (i), (ii) and (iii) above shall have been satisfied, and at such time the rights of the holder of such share or shares of Class B Common or Class C Common shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

         (8) Reservation of Shares.  The Corporation hereby reserves and shall
             ---------------------
     at all times reserve and keep available, out of its authorized and unissued shares of Class A Common, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common and Class C Common hereunder, such number of shares of Class A Common as shall be issuable upon conversion of all outstanding shares of Class B Common and Class C Common; provided, however, that nothing contained herein shall be construed
             --------  -------
     to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common and Class C

     Common by delivery of purchased shares of Class A Common which are held in the treasury of the Corporation. If any shares of Class A Common required to be reserved for purposes of conversion hereunder require registration with or approval by any governmental authority under federal or state law, or listing or inclusion in any securities exchange or exchanges or national market system providing for the listing or trading of such shares, before such shares of Class A Common may be issued upon conversion, the Corporation will cause such shares to be duly registered, approved or listed, as the case may be. All shares of Class A Common that shall be issued upon conversion of shares of Class B Common and Class C Common will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable, free from all taxes, liens and charges arising out of or by reason of the issue thereof and not subject to any preemptive rights. Any shares of Class B Common and Class C Common that have been converted into Class A Common at any time pursuant to the provisions of this Article II shall, after such conversion, be retired and cancelled and shall not be reissued, except as provided in the proviso to the last sentence of paragraph (b)(4).

         (9) Liquidation, Dissolution or Winding Up.  Upon the liquidation,
             --------------------------------------
     dissolution or winding up of the Corporation, whether voluntary or involuntary, after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, if any, are so paid or distributed, the remaining assets of the Corporation shall be distributed ratably to the holders of Class A Common, Class B Common and Class C Common, as a single class, in proportion to the number of shares held by them.

         (10) Reorganization, Consolidation, Share Exchange or Merger.  In the
              -------------------------------------------------------
     event of a reorganization, consolidation, share exchange or merger of the Corporation, each holder of a share of Common Stock shall be entitled to receive the same kind and amount of consideration (whether consisting of cash, property or securities) to be received by each other holder of a share of Common Stock, if any, regardless of whether such share of Common Stock is a share of Class A Common, Class B Common or Class C Common.

         (11) Treasury Stock.  Shares of Class A Common Stock that have been
              --------------
     acquired by the Corporation shall become treasury shares and may be resold or otherwise disposed of by the Corporation for such consideration, not less than the par value thereof, as shall be determined by the Board of Directors, unless or until the Board of Directors shall by resolution provide that any or all treasury shares so acquired shall constitute authorized, but unissued shares.

     (c) Preferred Stock.  The Preferred Stock may be issued from time to time
         ---------------
by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and articles of amendment shall be filed with the Secretary of State of the State of Georgia as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any shares of such series.

   The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing articles of amendment that are effective without shareholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to the maximum extent permitted by law to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. For so long as Mezzannine Investment Limited Partnership-BDR and/or any of its affiliates beneficially own in the aggregate more than 10% of the outstanding Common Stock, any such resolutions shall be approved by 75% of the directors then in office. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

         (i) the dividend rate, if any, on shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series;

         (ii) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

         (iii) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund, and the terms and amount of such sinking fund;

         (iv) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or other securities and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (v) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

         (vii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

                                  ARTICLE III
                                  -----------
                               BOARD OF DIRECTORS

   Upon the effectiveness of these Amended and Restated Articles of Incorporation, the new Board of Directors of the Corporation shall consist of six (6) members, but the number may be increased or decreased in accordance with the Bylaws of the Corporation. The directors shall be divided into three (3) groups, each composed, as nearly as possible, of one-third of the total number of directors. In the event that the number of directors shall not be evenly divisible by three (3), the Board of Directors shall determine in which group or groups the remaining director or directors, as the case may be, should be included. The term of office of each director shall be three (3) years; provided, however, that, of the new Board of Directors named below (which, as of
--------  -------
the effective date of these Amended and Restated Articles of Incorporation, will have two vacancies, one in Group A and one in Group B, which will be filled by the Board of Directors), the term of office of directors in Group A shall expire at the first annual meeting of the shareholders after their election, the term of office of directors in Group B shall expire at the second annual meeting of the shareholders after their election, and the term of office of directors in Group C shall expire at the third annual meeting of the shareholders after their election. At each annual meeting of shareholders, directors shall be elected for a full term of three (3) years to succeed those whose term expired.

   The names, addresses and groups of the new Board of Directors are as follows:

   Group A: Joseph L. Lanier, Jr.
            1730 Spring Road
            Lanett, AL 36863

   Group B: Richard L. Williams
            59 Warren Place
            Montclair, NJ 07042

   Group C: John Maypole
            157 Lake Drive
            Mountain Lakes, NJ 07046

            Edward J. Lill
            15 Beverly Road
            Madison, New Jersey 07940

                                  ARTICLE IV
                                  ----------
                        SUPERMAJORITY VOTING REQUIREMENT

   Notwithstanding any provision contained herein to the contrary and notwithstanding that some lesser percentage may be permissible under applicable law, the shareholders of the Corporation shall not (a) approve any merger or consolidation of the Corporation with or into any other entity or the sale of all or substantially all of the Corporation's assets or a dissolution of the Corporation or (b) amend, modify or repeal, or adopt any provision inconsistent with, Articles III, V, VI or this Article IV of these Amended and Restated Articles of Incorporation of the Corporation unless approved by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting power of the Class A Common and Class B Common voting together as a single voting group, given in person or by proxy, at a shareholders meeting.


                                   ARTICLE V
                                   ---------
                              AMENDMENT OF BYLAWS

   Notwithstanding any provision of the Bylaws of the Corporation and notwithstanding that some lesser percentage may be permissible under applicable law, the shareholders of the Corporation shall not amend, modify or repeal, or adopt any provision inconsistent with, any provision of Article I (Shareholders) and Article II (Directors) of the Bylaws of the Corporation unless approved by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting power of the Class A Common and Class B Common voting together as a single voting group, given in person or by proxy, at a shareholders meeting. The Board of Directors of the Corporation shall not be permitted to amend, modify or repeal, or to adopt any provision inconsistent with, any provision of Article I or Article II of the Bylaws of the Corporation unless approved by the affirmative vote of a majority of the directors then in office given in person at a meeting of the Board of Directors.


                                   ARTICLE VI
                                   ----------
                               DIRECTOR LIABILITY

     No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liabilities, if any, that the Georgia Business Corporation Code as in effect from time to time expressly provides may not be limited or eliminated. Neither the amendment or repeal of this Article VI nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with this Article VI shall eliminate or adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment, repeal or adoption.

                                  ARTICLE VII
                                  -----------
                               PREEMPTIVE RIGHTS

   No holder of shares of any class of the capital stock of the Corporation shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Corporation.


                                  ARTICLE VIII
                                  ------------
                          REGISTERED OFFICE AND AGENT

   The address of the Corporation's registered office in the State of Georgia is located in Fulton County at 1201 Peachtree Street, N.E., Suite 1240, Atlanta Georgia 30361. The name of its registered agent at such address is CT Corporation.


                                   ARTICLE IX
                                   ----------
                             ADDRESS OF CORPORATION

     The mailing address of the principal office of the Corporation is 2291 Memorial Drive, Danville, Virginia 24541.

   IN WITNESS WHEREOF, these Articles of Amendment and Restatement of the Articles of Incorporation have been executed as of this _____ day of October, 1997.

                   DAN RIVER INC.



                   By:_______________________________

                   Title:____________________________